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                                 EXHIBIT 3(i).4

        (Amendment to the Articles of Incorporation, dated May 29, 1992)

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                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN CONSOLIDATED MINING CO.

         Pursuant to the provisions of Section 16-10-57 Utah Code Annotated
(1953), as amended, the undersigned corporation adopts the following Articles of Amendment to its Article of Incorporation:

         1. The name of the corporation is American Consolidated Mining Co.

         2. The amendments adopted are as follows:

         (a) Article IV AUTHORIZED SHARES of the Articles of Incorporation is amended in its entirety to read as follows:

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The aggregate number of shares which the corporation shall be authorized to issue is 70,000,000 shares of (.01) par value per share. All stock of this corporation shall be of the same class, common, and stock of this corporation shall not be liable to any call and is non-assessable.

         3. The date of the adoption of the foregoing Amendment by the shareholders was September 28, 1990.

         4. The number of shares outstanding on the date of adoption was Forty Nine Million Nine Hundred Three Thousand Eight Hundred Seventy Eight (49,903,878) and the number of shares entitled to vote on the Amendment was Forty Nine Million Nine Hundred Three Thousand Eight Hundred Seventy Eight (49,903,878). All stock of the corporation is entitled to one (1) vote per share on each matter coming before any meeting of the shareholders.

         5. The number of shares that voted for the Amendment on the date of adoption was Twenty Five Million Six Hundred Forty Eight Thousand Two Hundred Eighty Six (25,648,286) and the number of shares voting against the Amendment was One Million Fifty Five Thousand Six Hundred Eighty Four (1,055,684).

         6. The undersigned hereby certify that on 19th of October 1990 a special meeting of the Board of Directors was held and convened, at which there were present a quorum of the Board of Directors acting throughout all of the proceedings and at which the following resolution was adopted by the Board of
Directors:

         (a) Article IX LIMITATION ON SHAREHOLDER'S AND DIRECTOR LIABILITY of the Articles of Incorporation is amended in its entirety to read as follows:

                                   ARTICLE IX
         LIMITATION ON SHAREHOLDERS', OFFICERS' AND DIRECTORS' LIABILITY

         That the private property of the stockholders of this corporation shall not be liable for the debts or obligations of this corporation.

LIMITATION OF DIRECTORS' AND OFFICERS LIABILITY

         Pursuant to provisions of Section 16-10-49.1 of the Utah Corporation Act, the Directors and Officers of the Corporation shall not be liable to either the Corporation or its shareholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a Director's or Officer's duty of loyalty to the Corporation or its shareholders, (2) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) actions under Section 16-10-44 of the Utah Business Corporation Act, or
(4) a transaction from which the Director or Officer derived an improper personal benefit.

DATED this 29th day of May, 1992

American Consolidated Mining Co.

/s/ Steven J. Haslam                             /s/ William D. Moeller
-----------------------                         --------------------------
Steven J. Haslam                                 William D. Moeller, CEO
Director                                         Chairman of the Board


STATE OF UTAH                  )
                               :ss
COUNTY OF UTAH                 )

         On the day 29th of May, 1992, personally appeared before me Steven J. Haslam and William D. Moeller, who being by me duly sworn did say that they are the President and Chairman of the Board of American Consolidated Mining Company, the corporation that executed the above and foregoing instrument, and that said instrument was signed in behalf of said corporation by authority of a resolution of its board of directors and said President and Chairman of the board acknowledged to me that said corporation executed the same.

                                       /s/ Johanna H. Jones
                                      -----------------------------------------
                                      NOTARY PUBLIC
                                      Residing at 50 West Canyon Crest
My Commission Expires:
     7-18-92